AMENDMENT TO VOTING TRUST AGREEMENT


           This Amendment, dated as of August 30, 1996, to the Voting Trust Agreement dated as of May 23, 1996 (the "Agreement") among Odyssey Financial Company ("Odyssey"), Joan Vogel ("Vogel"), the Joseph Vogel Revocable Trust (the "Trust" and together with Odyssey and Vogel, the "Shareholders"), and Stephen Katz, as voting trustee (the "Trustee").

                              W I T N E S S E T H:

           1.         The   Shareholders   and  the  Trustee  hereby  amend  the
Agreement by deleting Section 5 thereof in its entirety and inserting in lieu thereof the following:

                                 The Voting Trust shall continue in effect until
                      the earliest of (a) May 22, 1998 or (b) such time, if any, as all of the Shares delivered to the Trustee are transferred out of the Voting Trust pursuant to Section 4 above or (c) the date that the Trustee ceases to be employed by the Company or (d) the death of Vogel or (e) upon the entering of an order from a court of competent jurisdiction directing Vogel to terminate this Voting Trust or (f) upon the resignation of the Trustee, if the Shareholders do not (acting in their sole and absolute discretion), within five (5) days of such resignation, agree upon and appoint a successor voting trustee.

           2. In all other respects, the Agreement shall remain in full force and effect.

           IN WITNESS WHEREOF, the Shareholders and the Trustee have duly executed this Amendment as of the date set forth in the Preamble hereto.


SHAREHOLDERS:                                   ODYSSEY FINANCIAL COMPANY


                                                By:/s/ Stephen Katz
                                                   -----------------------------
                                                   Stephen Katz, General Partner


                                                    /s/ Joan Vogel
                                                   -----------------------------
                                                   Joan Vogel


                             [Signatures continued]

                                                JOSEPH VOGEL REVOCABLE TRUST


                                                By: /s/ Joan Vogel
                                                   -----------------------------
                                                   Joan Vogel, Trustee


                                                    /s/ Murray Silver
                                                   -----------------------------
                                                   Murray Silver, Trustee


TRUSTEE:                                            /s/ Stephen Katz
                                                   -----------------------------
                                                   Stephen Katz



                                       -2-